EXHIBIT 99


                Certification Pursuant to 18 U.S.C. Section 1350



In connection with the Annual Report of the Unocal Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Union Oil Company of California, as Plan Administrator, certify, pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my actual knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  June 27, 2003                      UNION OIL COMPANY OF CALIFORNIA, as
                                          Plan Administrator

                                          By:  /s/ Joe D. Cecil
                                               ------------------------------
                                               Joe D. Cecil
                                               Vice President and Comptroller



                                 Attest:  /s/ Paul R. Moore
                                          -----------------------
                                          Paul R. Moore
                                          Assistant Secretary